Exhibit 1.1

Execution Version

VENTAS, INC.

10,600,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated November 13, 2024

Wells Fargo Securities, LLC

UNDERWRITING AGREEMENT

November 13, 2024

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (the “Company”), and Wells Fargo Securities, LLC, in its capacity as seller of the Shares (as defined below) hereunder (the “Forward Seller”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and Wells Fargo Bank, National Association (such letter agreement, the “Initial Forward Sale Agreement”), and Wells Fargo Bank, National Association, in its capacity as counterparty under the Forward Sale Agreements (the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Initial Forward Sale Agreement), of a number of shares of common stock, par value $0.25 per share, of Company (“Common Stock”) equal to the number of Borrowed Shares (as defined below) sold by the Forward Seller pursuant to this Agreement, confirm their respective agreements with Wells Fargo Securities, LLC (the “Representative”) and the Underwriter named in Schedule A hereto (collectively, with the Representative, the “Underwriter”) with respect to (i) the sale by the Forward Seller and the purchase by the Underwriter of an aggregate of 10,600,000 shares of Common Stock (the “Underwritten Borrowed Shares”) and (ii) the grant by the Forward Seller to the Underwriters of the option described in Section 2 hereof to purchase all or any part of 1,590,000 additional shares of Common Stock (the “Borrowed Option Shares”).

The Underwritten Borrowed Shares and the Company Top-Up Underwritten Shares (as defined in Section 10(a) hereof) are herein referred to collectively as the “Underwritten Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares (as defined in Section 10(a) hereof) are herein referred to collectively as the “Company Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Option Shares.” The Underwritten Borrowed Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.” References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreement and/or any Additional Forward Sale Agreements (as defined below) as the context requires.

To the extent there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean the singular.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-277185), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offer and sale of the Shares. Such registration statement, as amended through the date hereof, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” Any preliminary prospectus supplement that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus is hereafter called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), together with the Base Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, Base Prospectus, preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, Base Prospectus, preliminary prospectus or Prospectus, as the case may be. The term “Disclosure Package” shall mean (i) the Base Prospectus and the preliminary prospectus supplement dated November 13, 2024, (ii) the information agreed to in writing by the Company and the Underwriters and Forward Seller as set forth on Schedule B hereto as the information to be conveyed by the Underwriters and the Forward Seller to the purchasers of the Shares and (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), identified in Annex A hereto, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

SECTION 1.               Representations and Warranties.

(a)        Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, the Forward Seller and the Forward Purchaser, as of the date hereof, as of the Applicable Time, as of the Closing Date (as defined herein) and, if applicable, as of each day, if any, that Option Shares are to be purchased (a “Date of Delivery”) as follows:

(i)              Compliance with Registration Requirements.

(A)              The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that has become effective upon filing with the Commission under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form or any post-effective amendment thereto. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A under the Securities Act have been instituted or are pending or, to the knowledge of the Company have been threatened by the Commission.

(B)              Each of the Registration Statement and any post-effective amendment thereto, at the respective times the Registration Statement and any post-effective amendment thereto became effective and at the date hereof, complied and complies in all material respects with the requirements of the Securities Act, and did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each of the preliminary prospectus, if any, and the Prospectus, when filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act, and the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) under the Securities Act and on the Closing Date and on any Date of Delivery, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the first two sentences of this Section 1(a)(i)(B) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives, the Forward Seller or the Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives, the Forward Seller or the Forward Purchaser consists of the Underwriter Information described as such in Section 6(b) hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(C)              As of 4:20 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives, the Forward Seller or the Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives, the Forward Seller or the Forward Purchaser consists of the Underwriter Information described as such in Section 6(b) hereof.

(ii)               Well-Known Seasoned Issuer. (A) At the time of the filing of the Registration Statement, (B) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption from Section 5(c) of the Securities Act set forth in Rule 163 under the Securities Act and (D) at the Applicable Time (with such date being used as the determination date for purposes of this clause (D), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(iii)               Company Not Ineligible Issuer. (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (B) as of the Applicable Time (with such date being used as the determination date for purposes of this (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary under the circumstances that the Company be considered an Ineligible Issuer.

(iv)               Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the Closing Date or any Date of Delivery, any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Shares, other than (1) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (2) the Prospectus and the Disclosure Package, and (3) any Issuer Free Writing Prospectus reviewed and consented to by the Representatives, the Forward Seller and the Forward Purchaser or identified in Annex A hereto.

(v)               Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares contemplated hereby or until any earlier date that the Company notifies the Representatives, the Forward Seller and the Forward Purchaser in accordance with Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.

(vi)               Capitalization. The Company has an authorized capitalization of 600,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $1.00 par value (“Preferred Stock”). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. There are no shares of Preferred Stock outstanding. All of the issued and outstanding shares of capital stock or other equity interests of the Company and each Significant Subsidiary (as defined in Section 19 hereof) have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, are owned by the Company, directly or indirectly through one or more Subsidiaries (as defined in Section 19 hereof), free and clear of all Liens (as defined in Section 19 hereof), other than Liens (A) that will be discharged at or prior to the Closing Date or (B) that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(vii)            Authorization of the Shares. The Company Shares, if any, to be issued and sold by the Company hereunder have been duly and validly authorized, and, when issued and delivered to and paid for as provided in this Agreement, will be validly issued, fully paid and nonassessable. A number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in the Forward Sale Agreements) under each Forward Sale Agreement have been duly authorized and reserved for issuance under the Forward Sale Agreements, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreements will be validly issued, fully paid and non-assessable.

(viii)                Organization and Good Standing; Power and Authority. The Company and each Significant Subsidiary (A) is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, partnership, limited liability company or trust power and authority necessary to own its property and carry on its business as described in the Disclosure Package and the Prospectus, and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except for any failures to be so qualified and in good standing that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(ix)               Authorization of this Agreement and the Forward Sale Agreements. This Agreement has been duly authorized, executed and delivered by the Company. The Initial Forward Sale Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Forward Purchaser, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. Prior to the delivery of any Borrowed Option Shares to an Underwriter, each Additional Forward Sale Agreement will be duly authorized, executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(x)               Absence of Violations and Defaults. Neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over it or its assets or properties or other governmental or regulatory authority, agency or body (each, a “Governmental Entity”), except, in the case of clauses (B) and (C), for any such defaults or violations that are set forth in the Registration Statement, the Disclosure Package or the Prospectus or that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xi)               No Conflicts. Neither the execution, delivery and performance of this Agreement by the Company and the Forward Sale Agreements by the Company nor the consummation of any of the other transactions herein or therein contemplated, as applicable, does or will (A) violate the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (B) conflict with, result in a breach or violation of, or constitute a default under any Agreements and Instruments or (C) violate any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over the Company or any Subsidiary or any of their assets or properties or other Governmental Entity, except, in the case of clauses (B) and (C), for any such conflicts, breaches, defaults, or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or materially adversely affect the consummation of any of the transactions contemplated hereby or thereby. No consent, approval, authorization or order of, or filing with, any domestic or foreign court with jurisdiction over the Company or any Subsidiary or any of their assets or properties or other Governmental Entity is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company of this Agreement or by the Company of the Forward Sale Agreements, including the consummation of any of the transactions contemplated hereby and thereby, except such as have been or will be obtained or made at or prior to the Closing Date or any Date of Delivery, as applicable, or as may be required by state securities laws, blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xii)               Absence of Proceedings. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any domestic or foreign court, arbitrator or other Governmental Entity pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or to which the assets or properties of the Company or any Subsidiary are subject, that is, individually or in the aggregate, reasonably likely (A) to have a Material Adverse Effect or (B) to materially and adversely affect the performance of this Agreement or the Forward Sale Agreements, or the consummation of any of the transactions contemplated hereby or thereby. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there is no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is subject that is, individually or in the aggregate, reasonably likely to materially and adversely affect performance of this Agreement or the Forward Sale Agreements, or the consummation of any of the transactions contemplated hereby or thereby.

(xiii)               Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(xiv)               Possession of Licenses and Permits. The Company and each Subsidiary possesses all licenses, certificates, permits, authorizations and approvals issued by the appropriate federal, state, local or foreign Governmental Entities (collectively, “Authorizations”) necessary to carry on its business as described in the Disclosure Package and the Prospectus, except for any failures to hold such Authorizations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, except for any failures to be valid or in full force and effect that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the limitation, suspension or revocation of any such Authorization, except for any such limitations, suspensions or revocations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xv)              Owned and Leased Real Property. The Company and its Subsidiaries have good and marketable title in fee simple to, or a ground leasehold interest in, all real property (other than properties capitalized under capital leases) described as owned by them in the Disclosure Package and the Prospectus, in each case free and clear of all Liens, except (A) for Liens described in the Disclosure Package and the Prospectus and (B) for any failures to have such title or any Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Any real property held under lease by the Company and its Subsidiaries is held under a valid and enforceable lease, except for any failures to so hold such real property that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, no lessee or sublessee of any portion of any of the properties owned or leased by the Company and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the Disclosure Package and the Prospectus and except for any such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xvi)              Qualification as a REIT. Commencing with the Company’s taxable year ended December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation will enable the Company to continue to meet the current requirements for qualification and taxation as a REIT under the Code.

(xvii)               Tax Returns and Payment of Taxes. (A) All tax returns required to be filed by the Company and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) the Company and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) the Company and each Subsidiary have complied with all withholding tax obligations; except in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xviii)               Investment Company Act. The Company is not and (A) upon the issuance and sale of the Company Shares and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus and (B) the issuance, sale and delivery of Common Stock upon the settlement of the Forward Sale Agreements and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, if any, in each case, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xix)               Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (A) are designed to ensure that material information is accumulated and communicated to the Company’s Chief Executive Officer and Chief Financial Officer on a timely basis, (B) were evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter and (C) are effective at a reasonable assurance level to perform the functions for which they were established.

(xx)              Internal Control over Financial Reporting. The Company maintains “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Such internal control over financial reporting was evaluated for effectiveness as of the end of the Company’s most recent fiscal year and, as of that date, was effective. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi)            IT Systems. The Company and the Subsidiaries’ material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data, used in connection with their business. “Personal Data” means a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or any other piece of information that reasonably allows for the identification or such natural person or his or her family. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or access to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, not any incidents under internal review or investigations relating to the same, except for those that may be remedied without any material cost to the Company. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxii)              No Material Adverse Change in Business. Since the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case as supplemented or amended), except as otherwise set forth therein, (A) neither the Company nor any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has been no event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (C) there has been no material change in the long-term debt of the Company and its Subsidiaries or in the authorized capitalization of the Company.

(xxiii)               Independent Accountants and Financial Statements. KPMG LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act. The historical consolidated financial statements of the Company and its Subsidiaries, together with the related financial statement schedules and notes thereto, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods presented therein. Such historical consolidated financial statements and the related financial statement schedules and notes thereto, if any, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise set forth in the Registration Statement, the Disclosure Package or the Prospectus. The pro forma condensed, consolidated financial statements of the Company and its Subsidiaries and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and any assumptions used in the preparation thereof are reasonable and any adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiv)               Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when filed with the Commission (the “Incorporated Documents”), complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(xxv)               No Stabilization or Manipulation. Neither the Company nor any Subsidiary or, to the knowledge of the Company, any director, officer or affiliate of the Company has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(xxvi)               Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxvii)               No Unlawful Payments. None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-bribery or anti-corruption laws including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery or anti-corruption laws. The Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and applicable anti-bribery and anti-corruption laws.

(xxviii)               No Conflict with Money Laundering Laws. The operations of the Company and its Subsidiaries are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxix)               No Conflict with OFAC Laws. None of the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”). The Company will not, directly or indirectly, use the proceeds from the sale of the Shares under this Agreement or the Forward Sales Agreements, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(xxxii)            Reservation of Shares. The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Shares pursuant to this Agreement and the Forward Sales Agreements.

(xxxiii)            Actively Traded Security. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(b)                Representations and Warranties by the Forward Seller. The Forward Seller represents and warrants to each of the Underwriters and the Company as of the date hereof, at the Applicable Time, as of the Closing Date and as of each Date of Delivery, if any, as follows:

(i)	Agreement Authorization. This Agreement has been duly authorized, executed and delivered by the Forward Seller and, assuming due authorization, execution and delivery by the Company, is a legal, valid and binding obligation of the Forward Seller, enforceable against the Forward Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. At the Closing Date or Date of Delivery, as applicable, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Shares.

(ii)	Initial Forward Sale Agreement Authorization. The Initial Forward Sale Agreement between the Company and the Forward Purchaser has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(iii)	Additional Forward Sale Agreements Authorization. Prior to the delivery of any Borrowed Option Shares to an Underwriter, each Additional Forward Sale Agreement will be duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(iv)	Borrowed Shares. The Forward Seller shall, at the Closing Date or Date of Delivery, as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(c)            Officer’s Certificates. Any certificate signed by any officer of the Company addressed and delivered to the Representatives, the Forward Seller, the Forward Purchaser or to counsel for the Underwriters, the Forward Seller or the Forward Purchaser shall be deemed a representation and warranty by the Company to the Underwriters, the Forward Seller and the Forward Purchaser as to the matters covered thereby. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Representatives, the Forward Seller and Forward Purchaser, pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, the Forward Seller and the Forward Purchaser will rely upon the accuracy of the foregoing representations, and the Company hereby consents to such reliance.

SECTION 2.               Purchase and Sale; Closing.

(a)                Purchase and Sale.

(i)	On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Shares set forth on Schedule A hereto opposite its name at $63.71 per share (the “Purchase Price”). The Forward Seller’s obligation extends solely to the number of Shares specified opposite its name on Schedule A hereto.

(ii)	On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and jointly, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule A hereto opposite its name at the Purchase Price; provided that the Purchase Price shall be reduced by an amount per share equal to any dividends or distributions paid or payable on the Underwritten Shares but not payable on such Option Shares (the “Option Purchase Price”). Said option may be exercised in whole or in part at any time from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Forward Seller and the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. Within one business day after exercise of said option, the Company may, in its sole discretion, execute and deliver to the Forward Purchaser an additional letter agreement between the Company and the Forward Purchaser (each, an “Additional Forward Sale Agreement” and, together, the “Additional Forward Sale Agreements”) related to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Borrowed Option Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreement as agreed to by the parties to such Initial Forward Sale Agreement. Upon the Company’s execution and delivery of such an Additional Forward Sale Agreement to the Forward Purchaser, the Forward Seller will procure that the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company. On each Date of Delivery, if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth therein, to purchase, at the Option Purchase Price, the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased on such Date of Delivery as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the aggregate number of Underwritten Shares being purchased by the Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

(iii)	If (A) any of the representations and warranties of the Company contained in Section 1 hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or any Date of Delivery, as the case may be, as if made as of the Closing Date or such Date of Delivery, as applicable, (ii) the Company has not performed all of the obligations required to be performed by them under this Agreement on or prior to the Closing Date or such Date of Delivery, as applicable, (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Closing Date or such Date of Delivery, as applicable, (iv) this Agreement shall have been terminated pursuant to Section 9 hereof on or prior to the Closing Date or such Date of Delivery, as applicable, or the Closing Date or such Date of Delivery shall not have occurred, (v) any of the conditions set forth in Section 3 of the Forward Sale Agreements under the heading “Conditions to Effectiveness” shall not have been satisfied on or prior to the Closing Date or such Date of Delivery, as applicable, or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Date or such Date of Delivery, as applicable, as if made as of the Closing Date or such Date of Delivery, as applicable (clauses (i) through (vi), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event the Forward Seller determines in good faith and a commercially reasonable manner that (1) in connection with establishing its commercially reasonable hedge position the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (2) it would be impracticable for the Forward Seller to do so or it would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date or any Date of Delivery, as the case may be, the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonably hedge position at or below such cost.

(iv)	If the Forward Seller elects, pursuant to Section 2(a)(iii) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date or any Date of Delivery, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the Business Day prior to the Closing Date or such Date of Delivery, as applicable. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the Company Shares prior to the Business Day following notice to the Company of the relevant number of Shares so deliverable in accordance with this Section 2(a)(iv).

(b)                Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer the Shares for sale to the public as set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c)                Delivery of and Payment for the Shares.

(i)	Payment for the Shares shall be made by the Underwriters to the Forward Seller (with respect to the Borrowed Shares) or to the Company (with respect to any Company Shares) in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the Underwriters at 9:00 a.m. (New York City time), by causing The Depository Trust Company (“DTC”) to credit the respective accounts of the Underwriters at DTC, on November 15, 2024, or at such time on such later date as the Representatives, the Forward Seller and the Company shall agree, or as provided in Section 13 hereof (the time and date of such closing, the “Closing Date”). Delivery of the Shares shall be made, and the Shares shall be registered in, the name of Cede & Co. as nominee of DTC, and available for checking in New York, New York at least one full Business Day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

(ii)	Notwithstanding the provisions set forth in Section 2(c)(i) above, if the option provided for in Section 2(a)(ii) hereof is exercised after one Business Day prior to the Closing Date, delivery of the Option Shares shall be made to the Underwriters on the date specified by the Representatives (which shall be within one Business Day after written notice of the exercise of such option is given) for the respective accounts of the several Underwriters. Payment for any Option Shares shall be made by the Underwriters to the Forward Seller (with respect to any Borrowed Option Shares) or the Company (with respect to any Company Top-Up Option Shares) in Federal or other funds immediately available in New York City against delivery of such Option Shares for the respective accounts of the Underwriters at 10:00 a.m., New York City time, by causing DTC to credit the respective accounts of the Underwriters at DTC on the date specified in the corresponding notice described in Section 2(a)(ii) or at such other time on the same or such later date not more than one Business Day after the foregoing date as shall be designated in writing by the Representatives. If settlement for the Option Shares occurs after the Closing Date, the Company shall deliver to the Representatives on each Date of Delivery, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 hereof.

(d)                Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. (New York City time) on the Business Day next succeeding the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 3.               Covenants of the Company and of the Underwriters, the Forward Seller and the Forward Purchaser. The Company covenants with the Underwriters and, as applicable, the Underwriters, Forward Seller and Forward Purchaser covenant with the Company as follows:

(a)          Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date, any Delivery Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter, Forward Seller or dealer (disregarding any exemption pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives, the Forward Seller and the Forward Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives, the Forward Seller or the Forward Purchaser reasonably object within a reasonable time following their receipt thereof.

(b)          Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives, the Forward Seller and the Forward Purchaser in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments or requests for additional or supplemental information from the Commission that relate to the Registration Statement or the Prospectus, (iii) of the time and date of the filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceedings for any of such purposes. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such order or notice at any time, the Company shall use its commercially reasonable efforts to obtain the lifting or reversal of such stop order or order or notice at the earliest practicable moment or, subject to Section 3(a) hereof, shall file an amendment to the Registration Statement or a new registration statement and use its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)          Exchange Act Compliance. During the Prospectus Delivery Period, the Company shall file all reports and documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)          Permitted Free Writing Prospectuses. The Company shall not make any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act without the prior written consent of the Representatives, the Forward Seller and the Forward Purchaser; provided that the prior written consent of the Representatives, the Forward Seller and the Forward Purchaser shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses identified in Annex A hereto and any electronic road show. Any such Issuer Free Writing Prospectus or other free writing prospectus consented to by the Representatives, the Forward Seller and the Forward Purchaser is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter, Forward Seller or Forward Purchaser of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (or (ii) information permitted under Rule 134 under the Securities Act; provided that each Underwriter, Forward Seller or Forward Purchaser severally covenants with the Company not to take any action without the Company’s consent (which consent shall be confirmed in writing) that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter, Forward Seller or Forward Purchaser that would not be required to be filed by the Company thereunder but for the action of the Underwriter. If, at any time following issuance of an Issuer Free Writing Prospectus, any event shall occur as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement that has not been superseded or modified, the Company agrees to promptly notify the Representatives, the Forward Seller and the Forward Purchaser of such event and promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(e)          Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated or deemed to be incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if, in the reasonable judgment of the Company or its counsel, it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated or deemed to be incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with applicable law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives, the Forward Seller and the Forward Purchaser of any such event or condition and (ii) upon reasonable notice to the Representatives, the Forward Seller and the Forward Purchaser and subject to Section 3(a) hereof, promptly prepare and file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish to the Underwriters, the Forward Seller and the Forward Purchaser, and to dealers, such amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus, as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

(f)          Copies of the Registration Statement and the Prospectus. The Company shall furnish to the Representatives, the Forward Seller and the Forward Purchaser and counsel for the Underwriters, the Forward Seller and the Forward Purchaser signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies as the Representatives may reasonably request of each preliminary prospectus, the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed to be incorporated by reference therein) and any Issuer Free Writing Prospectus.

(g)          Blue Sky Qualifications. The Company agrees to use its commercially reasonable efforts, in cooperation with the Underwriters, the Forward Seller and the Forward Purchaser, to qualify the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives, Forward Seller or Forward Purchaser may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each state or jurisdiction in which the Shares have been so qualified, the Company shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Shares.

(h)          Clear Market. For a period of thirty (30) days after the date of the Prospectus, the Company will not, without the prior written consent of Wells Fargo Securities, LLC, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided that the foregoing shall not apply to: (a) the Shares of Common Stock to be sold in this offering or that may be issued, sold and/or delivered pursuant to the Forward Sale Agreements or pursuant to any other forward sale agreement to which the Company is a party in effect on the date of this Agreement; (b) the sale of shares of Common Stock by the Company pursuant to its existing “at-the-market” equity offering program, including the entry into forward sale agreements for the issuance and transfer of shares of Common Stock to the applicable forward purchaser with respect to such program, provided that no such shares of Common Stock may be sold for a period of fifteen (15) days after the date of the Prospectus; (c) the grant by the Company of stock options, shares of restricted stock or restricted stock units to employees or directors in the ordinary course of business; (d) the grant or issuance by the Company of shares of Common Stock, stock options, stock units or any other securities convertible into or exercisable or exchangeable for, or any right to receive (including on a deferred basis), shares of Common Stock pursuant to, or the filing of a registration statement with respect to, any existing or future compensation or benefit plan or program of the Company referred to in the Registration Statement, the Disclosure Package and the Prospectus; (e) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of any stock unit or stock account or the conversion, exercise or exchange of any other security outstanding on the date hereof; (f) any rights to purchase shares of Common Stock or any shares of Common Stock issued pursuant to, or the filing of a registration statement with respect to, any existing or future director or employee stock purchase plan or dividend reinvestment plan referred to in the Registration Statement, the Disclosure Package and the Prospectus, including the issuance and sale of shares of Common Stock pursuant to the Ventas Employee and Director Stock Purchase Plan, as amended; (g) the issuance or transfer of shares of Common Stock, or securities convertible or exchangeable for shares of Common Stock, to sellers in connection with acquisitions or business combinations, the execution of any agreement to effect any such issuance and the filing with the SEC of any registration statements under the Securities Act relating thereto, provided such shares shall be subject to the restrictions set forth in this paragraph for the remaining time period, if any; and (h) any shares of Common Stock issued upon redemption of the Class A units of limited partnership in NHP/PMB L.P. and the filing with the SEC of any registration statement relating thereto.

(i)          Use of Proceeds. The Company will use the net proceeds from the sale of the Company Shares, if any, and the net proceeds, if any, due upon settlement of the Forward Sale Agreements, in each case, in the manner described in the Prospectus under the heading “Use of Proceeds.”

(j)            Listing. The Company will use its reasonable best efforts to effect, subject to official notice of issuance, and maintain the listing of the Shares on the NYSE.

(k)            No Stabilization or Manipulation. The Company agrees that neither it nor any of its affiliates will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the Exchange Act.

(l)          Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(m)          DTC. The Company will use its commercially reasonable efforts to comply with all of its agreements set forth in its representation letters relating to the approval of Common Stock by DTC for “book-entry” transfer.

(n)          Earnings Statement. The Company shall timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders, and to the Representatives, the Forward Seller and the Forward Purchaser (within the meaning of Rule 158 under the Securities Act) an earnings statement that satisfies the provisions of, and includes the information and covers the period described in, Section 11(a) of the Securities Act and Rule 158 thereunder for the purposes of, and to provide to the Underwriters, the Forward Seller and the Forward Purchaser the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

SECTION 4.               Payment of Expenses.

(a)                Expenses. The Company shall pay all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, issuance and delivery to the Underwriters and the Forward Purchaser of the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters and the Forward Purchaser, as applicable, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the registration and qualification of any Company Shares and any shares issuable pursuant to the Forward Sale Agreements under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters and the Forward Purchaser in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplements thereto (provided that the Company shall only be responsible for paying costs, fees and expenses incurred under this clause (iii) in an aggregate amount not to exceed $5,000), (iv) the preparation, printing and delivery to the Underwriters and the Forward Purchaser of such number of copies of the Disclosure Package and Prospectus (including financial statements and exhibits) and any amendments or supplements thereto, as may be reasonably requested for use in connection with the offer and sale of the Shares contemplated hereby and by the Forward Sale Agreements, (v) the printing and delivery to the Underwriters and the Forward Purchaser of a reasonable number of copies of the Blue Sky Survey and any supplement thereto (not to exceed $1,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the approval of the Shares by DTC for “book-entry” transfer, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters and the Forward Purchaser in connection with, the review by FINRA of the terms of sales of Shares, if applicable, (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (x) all other fees, costs and expenses incident to the performance by the Company of its obligations under this Agreement and the Forward Sale Agreements.

(b)                Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company will be required to reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all out-of-pocket costs and expenses (including fees and expenses of their counsel) reasonably incurred by the Underwriters, the Forward Purchaser and the Forward Seller in connection with this Agreement and the offer and sale of the Shares contemplated hereby.

SECTION 5.           Conditions of the Underwriters’ and Forward Seller’s Obligations. The obligations of the Underwriters to purchase the Underwritten Shares on the Closing Date or the Option Shares on any Date of Delivery, as the case may be, and the obligations of the Forward Seller to deliver and sell the Underwritten Borrowed Shares to be sold by it on the Closing Date or any Borrowed Option Shares to be sold by it on any Delivery Date, as the case may be, shall be subject to (i) the accuracy of the representations and warranties of the Company contained in herein and in the certificates of any officer of the Company delivered pursuant to the provisions hereof as of the date of this Agreement, the Applicable Time and the Closing Date and as of each Date of Delivery, as the case may be, (ii) the performance by the Company of its covenants and other obligations hereunder, and (iii) the following further conditions:

(a)                Compliance with Registration Requirements; No Stop Order. For the period from and after the Applicable Time and prior to the Closing Date or the Date of Delivery, as applicable:

(i)               The Company shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)               Any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act with respect to the offer and sale of the Shares shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433 by Rule 164(b) under the Securities Act; and

(iii)              No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form.

(b)                No Proceedings. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Date or any Date of Delivery, as the case may be, prevent the issuance of the Shares.

(c)                [Reserved].

(d)                Opinions of Letters of Counsel to the Company. At the Closing Date and at any Date of Delivery, the Representatives, the Forward Seller and the Forward Purchaser shall have received:

(i)               The favorable opinion, dated as of the Closing Date and as of each Date of Delivery if any, of Carey S. Roberts, general counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller;

(ii)               The favorable opinion, dated as of the Closing Date and as of each Date of Delivery, if any, of Davis Polk & Wardwell LLP, as counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller;

(iii)               The favorable opinion, dated as of the Closing Date and as of each Date of Delivery, if any, of Hogan Lovells US LLP, as counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller; and

(iv)               The negative assurance letter, dated as of the Closing Date and as of each Date of Delivery, if any, of Davis Polk & Wardwell LLP, as counsel for the Company Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller.

(e)                Opinion and Negative Assurance Letters of Counsel for the Underwriters, the Forward Seller and the Forward Purchaser. On the date of this Agreement and on each Date of Delivery, if any, the Underwriters, Forward Seller and Forward Purchaser shall have received the favorable written opinions and negative assurance letters, dated as of the Closing Date and as of each Date of Delivery, if any, of Goodwin Procter LLP, counsel for the Underwriters, Forward Seller and Forward Purchaser in form and substance reasonably satisfactory to the Underwriters, the Forward Seller and the Forward Purchaser. In giving such opinions and negative assurance letters, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriters, Forward Seller and Forward Purchaser. Such counsel may also state that, insofar as such opinions and negative assurance letters involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(f)                 Officers’ Certificate. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto, any event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representatives, the Forward Seller and the Forward Purchaser shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date and as of each Date of Delivery, if any, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date and as of each Date of Delivery, if any, as applicable, and the provisions in Sections 5(a)(i)-(iii) and, to the knowledge of the Company, Section 5(b) hereof and Section 5(c) hereof are true and correct as of the Closing Date and as of each Date of Delivery, if any, as applicable, and (iii) the Company have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or any Date of Delivery, as applicable.

(g)                Accountant’s Comfort Letter - Company. At the Applicable Time, the Representatives, the Forward Seller and the Forward Purchaser shall have received from KPMG LLP, a letter, dated as of the Applicable Time, in form and substance reasonably satisfactory to the Representatives, the Forward Seller and the Forward Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries and certain other financial information relating to the Company and its Subsidiaries included or incorporated by reference in the Disclosure Package.

(h)                Bring-down Comfort Letter - Company. On the Closing Date and on each Date of Delivery, if any, the Representatives, the Forward Seller and the Forward Purchaser shall have received from KPMG LLP, a letter, dated as of the Closing Date and as of each Date of Delivery, if any, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 5(g) hereof, except that (i) such letter shall cover the financial information (including any pro forma presentation) relating to the Company and its Subsidiaries in the Prospectus and any amendment or supplement to the Disclosure Package or the Prospectus and (ii) the specified date referred to therein shall be a date not more than three business days prior to the Closing Date or Date of Delivery, as applicable.

(i)                 Good Standing. The Representatives, the Forward Seller and the Forward Purchaser shall have received at and as of the Closing Date and at and as of each Date of Delivery, if any, satisfactory evidence of the good standing of the Company in its jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdiction.

(j)                 Listing. At or prior to the Closing Date, the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(k)            Lock-Up. On or before the Applicable Time, the Company shall have furnished to the Representatives a letter substantially in the form attached as Exhibit A hereto from each of the executive officers of the Company addressed to the Representatives.

(k)                Additional Documents. At or prior to the Closing Date or Date of Delivery, as applicable, counsel for the Underwriters, the Forward Seller and the Forward Purchaser shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements reasonably requested by the Underwriters, Forward Seller and Forward Purchaser, or in order to reasonably evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions contained herein; and all proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares and the authorization, execution and delivery of the Forward Sale Agreement, shall be reasonably satisfactory in form and substance to the Underwriters, the Forward Seller and the Forward Purchaser and counsel for the Underwriters, the Forward Seller and the Forward Purchaser.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)                Indemnification of the Underwriters, the Forward Seller and the Forward Purchaser by the Company. The Company agrees to indemnify and hold harmless each Underwriter, the Forward Seller and the Forward Purchaser, each of their directors, officers, selling agents and each person, if any, who controls any Underwriter, the Forward Seller and the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act as well as each affiliate of the Underwriters, the Forward Seller and the Forward Purchaser within the meaning of Rule 405 under the Securities Act, as follows:

(i)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the Borrowed Shares as originally filed or in any amendment thereof, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission from any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) hereof) any such settlement is effected with the prior written consent of the Company; and

(iii)            against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the applicable Underwriters and the Forward Seller and the Forward Purchaser, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Section 6(a)(i) or 6(a)(ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information (as defined below). This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

(b)                Indemnification of the Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the Forward Purchaser and the Forward Seller and each person, if any, who controls the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions relating to such Underwriter made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus; provided that, with respect to the preceding clause, the Company acknowledges that the only information furnished in writing by or on behalf of the Underwriters through the Representatives expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus is the information set forth in the statements contained in (i) the second and third sentences of the fifth paragraph, and (ii) the first paragraph (other than the fourth sentence of that paragraph) and the first sentence of the second paragraph under the heading “Price Stabilization and Short Positions,” in each case, under the caption “Underwriting” in the Prospectus (the “Underwriter Information”). This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have, including, but not limited to, liability under this Agreement.

(c)                Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent the indemnifying party is materially prejudiced as a result thereof and in any event shall not relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by Company, subject to the reasonable approval of the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to the indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any fees and expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action, in each of which cases the fees and expenses of such indemnified party’s counsel shall be at the expense of the indemnifying party. Notwithstanding the foregoing, in no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                Settlement Without Consent if Failure to Reimburse. If, at any time, an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its prior written consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)                [Reserved].

SECTION 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller on the other hand, from the offering of the Shares or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and of the Underwriters, Forward Purchaser and Forward Seller, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller on the other hand, in connection with the offering of the Shares shall be deemed to be in the same proportion as (x) in the case of the Company, the net proceeds (before deducting expenses) received by the Company (which proceeds shall include the proceeds that would be received by the Company pursuant to the Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreements) of the Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreement)), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (z) in the case of the Forward Seller, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchaser under the Forward Sale Agreements, net any costs associated therewith, as reasonably determined by the Forward Seller, in each case as set forth in the Forward Sale Agreement.

The relative fault of the Company, on the one hand, and the Underwriters, Forward Purchaser and Forward Seller, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information furnished by the Company or the Underwriter Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters, Forward Purchaser and Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be required to contribute any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares purchased by such Underwriter hereunder and (ii) the Forward Seller shall not be required to contribute any amount in excess of the aggregate Spread (as defined in the Forward Sale Agreement) retained by the Forward Purchaser under the Forward Sale Agreement.

The Underwriters’ obligations to contribute pursuant to this Section 7 shall be several in proportion to their respective purchase obligations hereunder and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer and director of an Underwriter, the Forward Purchaser or the Forward Seller, and each person, if any, who controls an Underwriter, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, Forward Purchaser or Forward Seller, and each officer and director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 8.          Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or in the certificates of any officer of the Company delivered pursuant to the provisions hereof, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the Forward Purchaser, the Forward Seller or their selling agents, officers or directors or any person who controls such Underwriter, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or the Company or its officers or directors or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) delivery of and payment for the Shares.

SECTION 9.           Termination of Agreement.

(a)                Termination; General. The Representatives may terminate this Agreement, by notice to the Company, the Forward Purchaser and the Forward Seller prior to delivery of and payment for the Shares, if at any time prior to such time, (i) if there has been, since the Execution Time or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of Shares or to enforce contracts for the sale of such Shares, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6 and 7 hereof shall survive such termination and remain in full force and effect.

SECTION 10.           Additional Issuance and Sale by the Company.

(a)                 General. In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date (in respect of the Underwritten Borrowed Shares) or any Date of Delivery (in respect of any Borrowed Option Shares) and the Forward Seller elects, pursuant to Section 2(a)(iii) hereof not to deliver the total number of Borrowed Shares deliverable by the Forward Seller hereunder or (ii) the Forward Seller determines in good faith and a commercially reasonable manner that (A) it is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the total number of the Borrowed Shares to be sold by it or (B) it would be impracticable for the Forward Seller to borrow and deliver for sale under this Agreement the total number of Borrowed Shares or it would incur a stock loan cost of more than 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it then, in each case, the Company shall issue and sell to the Underwriters on the Closing Date or Date of Delivery, as the case may be, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or Date of Delivery, as the case may be, for a period not exceeding one Business Day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 10(a): (i) in lieu of any Underwritten Borrowed Shares are referred to herein as the “Company Top-Up Underwritten Shares” and (ii) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares”.

(b)                Liability. Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date or Date of Delivery, as applicable, and the Forward Seller elects, pursuant to Section 3(c) hereof not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it, (ii) the Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement on the Closing Date or Date of Delivery, as applicable, a number of shares of Common Stock equal to the number of the Borrowed Shares to be sold by it or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller or its affiliate would incur a stock loan cost of more than 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it.

SECTION 11.        Default by an Underwriter. If, on the Closing Date or a Date of delivery, any one or more of the several Underwriters shall fail or refuse to purchase and pay for any Shares that they have agreed to purchase hereunder and the aggregate amount of Shares that such defaulting Underwriters have agreed but fail or refuse to purchase does not exceed 10% of the aggregate amount of Shares set forth in Schedule A hereto, each non-defaulting Underwriters shall be obligated, severally, in the proportion that the which the amount of Shares set forth opposite its name on Schedule A hereto bears to the aggregate amount of Shares set forth opposite the names of all such non-defaulting Underwriters on Schedule A hereto, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares that such defaulting Underwriters have agreed but fail or refuse to purchase. If, on the Closing Date or a Date of delivery, any one or more of the several Underwriters shall fail or refuse to purchase and pay for any Shares that they have agreed to purchase hereunder and the aggregate amount of Shares that such defaulting Underwriters have agreed but fail or refuse to purchase exceeds 10% of the aggregate amount of Shares set forth in Schedule A hereto, and arrangements satisfactory to the Representatives and the Issuer for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than the defaulting Underwriters) to any other party except that the provisions of Sections 4, 6 and 7 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that required changes, if any, to the Disclosure Package or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 12.        No Advisory or Fiduciary Responsibility. Each of the Company, the Forward Purchaser and the Forward Seller hereby acknowledges and agrees that: (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller and any affiliate thereof through which it may be acting, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the offer and sale of the Shares pursuant to this Agreement; (b) in connection with the offer and sale of the Shares, each of the Underwriters, the Forward Purchaser and the Forward Seller is acting as principals and are not the agents or fiduciaries of the Company or its affiliates, stockholders, creditors or employees or any other party; (c) the Underwriters, the Forward Purchaser and the Forward Seller have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offer and sale of the Shares (irrespective of whether the Underwriters, the Forward Purchaser and the Forward Seller have advised or are currently advising the Company on other matters) or any other obligation to the Company with respect to the offer and sale of the Shares except the obligations expressly set forth in this Agreement; (d) the Underwriters, the Forward Purchaser and the Forward Seller and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (e) the Underwriters, the Forward Purchaser and the Forward Seller have not provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of the Shares and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the offer and sale of the Shares.

SECTION 13.       Notices. All notices and other communications hereunder shall be sufficient if in writing and sent (a) by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next business day), or (b) by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid). Notices to the Underwriters, the Forward Purchaser and the Forward Seller shall be directed to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214--5918); and Wells Fargo Bank, National Association, 30 Hudson Yards, New York, NY 10001-2170, Email: with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018, Attention: Audrey S. Leigh; and notices to the Company shall be directed to the Company (a) if on or before December 12, 2024, at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, Attention: General Counsel and (b) if after December 12, 2024 at 300 North LaSalle, Chicago, Illinois 60654, Attention: General Counsel, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell Jr.

SECTION 14.       Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Forward Purchaser and the Forward Seller and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Purchaser and the Forward Seller and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Purchaser and the Forward Seller and the Company, their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.       Jury Trial. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each Underwriter, the Forward Purchaser and the Forward Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.        GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.        Consent to Jurisdiction; Waiver of Immunity. The Company, each Underwriter, the Forward Purchaser and the Forward Seller agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the jurisdiction of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 13 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. The Company, each Underwriter, the Forward Purchaser and the Forward Seller irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or other proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.        Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.        Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, (a) the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; (d) the term “Subsidiary” means any “subsidiary,” as such term is defined in Rule 405 under the Securities Act, of Company; and (e) the term “Significant Subsidiary” means any Subsidiary whose total assets or annualized revenues (when aggregated with those of its Subsidiaries) as of the date of this Agreement exceed 10% of the consolidated total assets or consolidated annualized revenues of Company and its Subsidiaries as of the date of this Agreement.

SECTION 20.        Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 21.        Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, the Forward Purchaser and the Forward Seller, or any of them, with respect to the subject matter hereof.

SECTION 22.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 23.        Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 24.        Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters, the Forward Purchaser and the Forward Seller are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters, the Forward Purchaser and the Forward Seller to properly identify their respective clients.

SECTION 25.         Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller, as the case may be, of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                 In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                 For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

(d)                 For the avoidance of doubt, this Agreement shall be governed by the laws of the State of New York as provided in Section 16 hereof.

Execution Version

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts (including via facsimile), will become a binding agreement between the Underwriters, the Forward Purchaser, the Forward Seller and the Company in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ Robert F. Probst
Robert F. Probst
Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC Acting in its capacity as the Underwriter

/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Executive Director

WELLS FARGO SECURITIES, LLC Acting in its capacity as the Forward Seller

/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION Acting in its capacity as the Forward Purchaser

/s/ Kevin Brillhart
Name:	Kevin Brillhart
Title:	Managing Director

[Signature Page to Ventas Underwriting Agreement]

SCHEDULE A

UNDERWRITER	NUMBER OF UNDERWRITTEN SHARES
Wells Fargo Securities, LLC	10,600,000

FORWARD SELLER	NUMBER OF BORROWED UNDERWRITTEN SHARES TO BE SOLD	MAXIMUM NUMBER OF BORROWED OPTION SHARES TO BE SOLD
Wells Fargo Securities, LLC	10,600,000	1,590,000

Sch A-1

SCHEDULE B

a.	Disclosure Package

None.

b.	Pricing Information Provided Orally by Underwriters

As to each investor, the price paid by such investor.

The Company is selling 10,600,000 Underwritten Shares.

The Company has granted an option to the Underwriters to purchase up to an additional 1,590,000 Option Shares.

Annex A

List of Issuer Free Writing Prospectuses

1.            None.

Sch B-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

November 13, 2024

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Re:      Ventas, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as the Underwriter (defined below), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Ventas, Inc, a Delaware corporation (the “Company”), and Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, in their capacities as forward seller and forward purchaser, respectively, providing for the public offering (the “Public Offering”) by the underwriter named in Schedule A to the Underwriting Agreement (the “Underwriter”), of up to 12,190,000 shares (inclusive of the Underwriter’s option to purchase additional shares) of common stock, par value $0.25 per share (the “Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Wells Fargo Securities, LLC, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business thirty (30) days after the date of the final prospectus supplement relating to the Public Offering (such period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, shares of Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulation of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”) or (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transfers of Lock-Up Securities by will or intestacy upon the death of the undersigned in a transaction not involving a disposition for value;

(b)            transfers of Lock-Up Securities as a bona fide gift or gifts, including to charitable organizations or charitable trusts; (c) transfers of Lock-Up Securities to immediate family members of the undersigned or to a trust, the beneficiaries of which are exclusively the undersigned or a member or members of his or her immediate family (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or to any other entity wholly owned by such persons, in a transaction not involving a disposition for value; (d) (i) transfers or sales of Lock-Up Securities pursuant to any contract, instruction or plan complying with Rule 10b5-1 of the Regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that has been entered into by the undersigned prior to the date of this Letter Agreement, or (ii) the entry into any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act, provided that sales under any such new trading plan do not occur during the Lock-Up Period and the entry into such plan is not required to be reported by the undersigned in any public report or filing with the Securities and Exchange Commission during the Lock-Up Period and no such filing is made voluntarily during the Lock-Up Period; (e) the “cashless” exercise at expiration of options granted pursuant to any employee equity incentive plan of the Company outstanding on the date hereof, or in respect of the withholding of shares of Lock-Up Securities to pay taxes due upon the exercise of options, so long as any shares of Lock-Up Securities acquired upon the cashless exercise of options or in connection with the exercise of options described in this clause (e) continue to be subject to the restrictions set forth in this Letter Agreement; [or] (f) the withholding of shares of Lock-Up Securities to pay taxes upon the vesting of shares of restricted stock or restricted stock units outstanding on the date hereof so long as any shares of Lock-Up Securities acquired upon the vesting of shares of restricted stock or restricted stock units described in this clause (f) shall be subject to the restrictions set forth in this Letter Agreement [or (g) the exercise of options granted pursuant to any employee equity incentive plan of the Company outstanding on the date hereof and the sale of shares of Common Stock acquired upon such exercise in an amount not to exceed 30,000 shares of Common Stock]1; provided that with respect to clauses (a), (b) and (c) above, (i) the transferee, trustee, distributee or donee (other than a charitable organization or charitable trust transferee), as the case may be, executes and delivers to the Representatives a lock-up agreement in form and substance reasonably satisfactory to the Representatives, and (ii) each party (transferor, transferee, trustee, distributor, distribute, donor, or donee, as the case may be) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to file, and shall agree not to voluntarily file, or make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition (other than a filing on a Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A)); provided, further that, with respect to clauses (e) [and][,] (f) [and (g)] above, to the degree any filing under Section 16(a) of the Exchange Act is required, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in clause (d)(i), (e) [or] (f) [or (g)], as the case may be. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Lock-Up Securities except in compliance with the foregoing restrictions.

1 NTD: Exception to be added only to the Letter Agreement of one executive officer with less than 30,000 options expiring prior to January 31, 2025.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriter is not making a recommendation to you to enter into this Letter Agreement, participate in the Public Offerings or sell any Securities at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by November 30, 2024, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF OFFICER]

By:
Name:
Title:

Ex. A-1